Exhibit 10.54

AMENDMENT NO. 7 TO THE

AGREEMENT OF LIMITED PARTNERSHIP OF

@VENTURES III, L.P.

This Amendment, dated as of June 29, 2004 (this “Amendment”), to the Agreement of Limited Partnership dated as of August 7,1998 (as amended to date, the “Agreement”) of @Ventures III, L.P., a Delaware limited partnership (the “Partnership”), is by and among @Ventures Partners III, LLC, the general partner of the Partnership (the “General Partner”), and the Limited Partners of the Partnership signing this Amendment below. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings ascribed to them in the Agreement.

WHEREAS, the Limited Partners and the General Partner desire to extend the term of the Partnership, and to modify certain provisions of the Agreement in connection with such extension, as more fully set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Partners agree as follows:

1. Effective Date of Amendment. This Amendment shall become effective on the date on which this Amendment has been signed and delivered by or on behalf of the General Partner and at least Two-Thirds in Interest of the Limited Partners (such date, the “Amendment Effective Date”).

2. Election to Extend Term. Pursuant to and in accordance with Section 11.1(1)(x) of the Agreement, the General Partner and Two-Thirds in Interest of the Limited Partners have elected to extend the term of the Partnership through June 30, 2005, and the Agreement is hereby amended to reflect such election. For purposes of the Agreement, the period from January 1, 2004 to June 30, 2004 is hereinafter referred to as the “Extension Period” and the period from July 1, 2004 through June 30, 2005 is hereinafter referred to as the “Second Extension Period.”

3. Management Fee During Second Extension Period. Pursuant to and in accordance with Section 6.5C of the Agreement, the Management Company and Two-Thirds in Interest of the Limited Partners have agreed that the Management Fee during the Second Extension Period shall equal $115,213, which amount shall be paid in two equal nonrefundable installments, the first due on July 1, 2004 and the second due on January 1, 2005, in each case out of funds currently held by the Partnership. The Agreement is hereby amended to reflect such agreement. The Management Company, by signing this amendment below, hereby consents to and agrees to provide management services to the Partnership pursuant to the Management Contract for such Management Fee during the Second Extension Period.

4. Amendment to Section 7.1. Section 7.1 of the Agreement is hereby amended by adding at the end thereof the following sentence:

“Until June 30, 2005, Mills agrees to use his best efforts in furtherance of the purposes and objectives of the Partnership, to devote such of his time as shall be necessary to the business of the Partnership, and to devote substantially all of his business time to the affairs of the Partnership, the Foreign Fund, the CMGI Funds, the Management Company, @Ventures Expansion Management LLC, @Ventures Expansion Fund, L.P., @Ventures Foreign Expansion Fund, L.P., CMGI @Ventures IV, LLC, and any other @Ventures investment entities of which CMGI is the sole investor.”

5. Amendment to Section 10.3. The last paragraph of Section 10.3 of the Agreement is hereby amended to read in its entirety as follows:

“Notwithstanding the foregoing, with respect to the Extension Period and the Second Extension Period, the General Partner shall be required to prepare and deliver to each Partner only the following reports: (i) on or before August 15, 2004, March 30, 2005 and September 30, 2005, an unaudited balance sheet as of June 30, 2004, December 31, 2004 and June 30, 2005, respectively, and in each case an income statement for the Partnership for the six-month period then ended, accompanied by a report on any material developments in existing investments which occurred during such six-month period, (ii) on or before March 30, 2005, a statement showing the balance in such Partner’s Capital Account as of December 31, 2004 and a reconciliation of such balance, (iii) on or before September 30, 2005, a statement showing the balance in such Partner’s Capital Account as of June 30, 2005, and a reconciliation of such balance, (iv) on or before March 30, 2005 and September 30, 2005, a statement showing the amount of UBTI, if any, generated by the Partnership during the 12-month period ended December 31, 2004 and the six-month period ended June 30, 2005, respectively, and (v) on or before March 15, 2005 and September 30, 2005, such other information, reports and forms as are necessary to assist each Partner in the preparation of his federal, state and local tax returns for the year ended December 31, 2004 and the partial year ended June 30, 2005, respectively. The General Partner shall cause an audit to be made by an independent public accountant of nationally recognized status of the financial statements of the Partnership for the 12-month period ended December 31, 2004, and such audit shall be certified and a copy thereof shall be delivered to each Partner on or before March 30, 2005. The General Partner shall cause an audit to be made by an independent public accountant of nationally recognized status of the financial statements of the Partnership for the six-month period ended June 30, 2005, and such audit shall be certified and a copy thereof shall be delivered to each Partner on or before September 30, 2005.”

6. Consent to Amendment of Management Contract. The Limited Partners and the Management Company hereby consent to the amendment of the Management Contract on the terms set forth herein, and the Management Contract is deemed amended hereby to the extent provided herein.

7. Ratification. The Agreement is to be deemed amended by this Amendment only to the extent expressly provided in this Amendment, and in all other respects, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

8. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

9. Governing Law. This Amendment shall be construed and enforced in accordance with and governed by the laws of Massachusetts.

[Signature pages follow.]

Counterpart Signature Page to Amendment

to the Agreement of Limited Partnership

of @Ventures III, L.P.

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first above written.

GENERAL PARTNER:

@VENTURES PARTNERS III, LLC

By:	/s/ Marc D. Poirier
Authorized Managing Member

LIMITED PARTNERS:

Limited Partner Name (Please print or type)

Limited Partner Signature

Title (If applicable)

______________________________________, 2004
Date (Please complete)

The undersigned is signing this Amendment, effective as of the Amendment Effective Date, for the limited purpose of reflecting its Agreement to the matters specified in Sections 3 and 6 of this Amendment, including without limitation, the amount of Management Fees payable by the Partnership during the Second Extension Period, and agrees that the Management Contract is hereby amended to the extent necessary to reflect such Management Fee.

@VENTURES MANAGEMENT, LLC

By:	/s/ Marc D. Poirier
Authorized Member